                                                             Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                                13-5266470
                                                             (I.R.S. employer
                                                             Identification no.)

 399 Park Avenue, New York, New York                                 10043
(Address of principal executive office)                           (Zip Code)

                             -----------------------

                          LEHMAN BROTHERS HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

         Delaware                                           13-3216325
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        Identification no.)

        American Express Tower
      3 World Financial Center
            New York, NY                                        10285
(Address of principal executive offices)                     (Zip Code)

                            -------------------------
                                 Debt Securities
                       (Title of the indenture securities)

Item 1.  General Information.

             Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                       Address
             ----                                       -------
             Comptroller of the Currency                Washington, D.C.
             Federal Reserve Bank of New York           New York, NY
             Federal Deposit Insurance Corporation      Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.  Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

Item 16. List of Exhibits.

             Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement
             No. 2-79983)

             Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

             Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

             Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

             Exhibit 5 - Not applicable.

             Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

             Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1997 - attached)

             Exhibit 8 - Not applicable.

             Exhibit 9 -  Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 6th day of April, 1998.

                                                    CITIBANK, N.A.

                                                    By:  /s/ Arthur W. Aslanian
                                                        -----------------------
                                                        Arthur W. Aslanian
                                                        Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING                        Exhibit 7
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on December 31, 1997, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS



                                                                       Thousands
                                                                      of dollars

Cash and balances due from depository institutions:

  Noninterest-bearing balances and currency and coin..............  $  7,788,000

Interest-bearing balances.........................................    14,245,000

Held-to-maturity securities.......................................             0

Available-for-sale securities.....................................    28,951,000

  Federal funds sold and securities purchased under
    agreements to resell..........................................     9,776,000

Loans and lease financing receivables:

  Loans and Leases, net of unearned income........................  $153,670,000

  LESS: Allowance for loan and lease losses.......................     4,264,000
                                                                    ------------
Loans and leases, net of unearned income, allowance,
  and reserve.....................................................   149,406,000

Trading assets....................................................    36,106,000

Premises and fixed assets (including capitalized leases)..........     3,338,000

Other real estate owned...........................................       609,000

Investments in unconsolidatedsubsidiaries and
  associated companies............................................     1,320,000

Customers' liability to this bank on acceptances
  outstanding.....................................................     1,726,000

Intangible assets.................................................       164,000

Other assets......................................................     9,071,000
                                                                    ------------
TOTAL ASSETS......................................................  $262,500,000
                                                                    ------------
                                                                    ------------

                                  LIABILITIES

Deposits:

  In domestic offices............................................    $ 37,569,000

  Noninterestbearing.............................................    $ 13,472,000

  Interestbearing................................................      24,097,000

In foreign offices, Edge and Agreement subsidiaries, and IBFs         141,000,000

  Noninterest-bearing............................................       9,460,000

  Interest-bearing...............................................     131,540,000
                                                                     ------------
Federal funds purchased and securities sold under agreements
  to repurchase..................................................       8,574,000

Trading liabilities..............................................      27,811,000

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

  With a remaining maturity of one year or less.................        8,647,000

  With a remaining maturity of more than one year through
    three years.................................................        2,530,000

  With a remaining maturity of more than three years............          910,000

Bank's liability on acceptances executed and outstanding........        1,826,000

Subordinated notes and debentures...............................        5,600,000

Other liabilities...............................................       10,865,000
                                                                     ------------

TOTAL LIABILITIES...............................................     $245,332,000
                                                                     ------------
                                                                     ------------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus..................                0

Common stock...................................................     $    751,000

Surplus........................................................        7,453,000

Undivided profits and capital reserves.........................        9,318,000

Net unrealized holding gains (losses) on available-for-sale
  securities...................................................          345,000

Cumulative foreign currency translation adjustments............         (699,000)
                                                                    ------------

TOTAL EQUITY CAPITAL...........................................     $ 17,168,000
                                                                    ------------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL...............................................     $262,500,000
                                                                    ------------
                                                                    ------------



 I, Roger W. Trupin, Controller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               ROGER W. TRUPIN
                                                                    CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                               PAUL J. COLLINS
                                                                  JOHN S. REED
                                                             WILLIAM R. RHODES

                                                                     DIRECTORS